UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2021 (January 6, 2021)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13215 Bee Cave Parkway, Suite B-300

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series D Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PD	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 8.01 of this Current Report on Form 8-K regarding the Convertible Notes (as under that Item 8.01) is hereby incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On January 6, 2021, Summit Hotel Properties, Inc. (the “Company”) issued a press release announcing the launch of the Convertible Notes Offering (as defined below).

On January 8, 2021, the Company issued a press release announcing the pricing of the Convertible Notes Offering.

On January 12, 2021, the Company issued a press release announcing the closing of the Convertible Notes Offering.

Copies of these press releases are furnished as Exhibits 99.1, 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 7.01.

Item 8.01.	Other Events.

Convertible Senior Notes Offering

On January 7, 2021, the Company and Summit Hotel OP, LP (the “Operating Partnership” entered into an underwriting agreement (the “Underwriting Agreement”) with the several underwriters named on Schedule I therein (the “Underwriters”), for whom BofA Securities, Inc. and Deutsche Bank Securities Inc. acted as representatives, pursuant to which the Company agreed to offer and sell $287.5 million aggregate principal amount of the Company’s 1.50% convertible senior notes due 2026 (such notes, the “Convertible Notes,” and such offering, the “Convertible Notes Offering”). In the Underwriting Agreement, the Company and the Operating Partnership made certain customary representations, warranties and covenants and agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The closing of the Convertible Notes Offering occurred on January 12, 2021.

The net proceeds from the Convertible Notes Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company (including net proceeds from the full exercise by the underwriters of their over-allotment option to purchase additional Convertible Notes), were approximately $279.8 million.

This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 8.01. For a more detailed description of the Underwriting Agreement, see the disclosure under the caption “Underwriting” contained in the Prospectus Supplement, which disclosure is hereby incorporated by reference into this Item 8.01.

In connection with the filing of the Underwriting Agreement, the Company is filing with this Current Report on Form 8-K the opinion of its counsel, Venable LLP, as Exhibit 5.1(a) and the opinion of its counsel, Hunton Andrews Kurth LLP, as Exhibit 5.1(b).

Convertible Senior Notes

The Convertible Notes were issued on January 12, 2021 pursuant to an indenture, dated as of January 12, 2021 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of January 12, 2021 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Convertible Notes have been registered on the Company’s shelf registration statement on Form S-3 (File No. 333-231156), which became effective upon filing with the United States Securities and Exchange Commission (the “SEC”) on May 1, 2019, as amended by Post-Effective Amendment No. 1, which became effective upon filing with the SEC on January 6, 2021, including the prospectus supplement filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act, dated January 7, 2021, to the prospectus contained in the registration statement (the “Prospectus Supplement”).

The Convertible Notes bear interest at a rate of 1.50% per year, payable semi-annually in arrears on February 15 and August 15 of each year, beginning on August 15, 2021. The Convertible Notes are the general unsecured obligations of the Company and rank equal in right of payment with the other existing and future senior unsecured indebtedness of the Company and senior in right of payment to any indebtedness of the Company that is contractually subordinated to the Convertible Notes. The Convertible Notes, however, are effectively subordinated in right of payment to the existing and future secured indebtedness of the Company to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the claims of the Company’s subsidiaries’ creditors, including trade creditors.

The Convertible Notes will mature on February 15, 2026 (the “Maturity Date”), unless earlier converted, purchased or redeemed. Prior to February 15, 2026, the Convertible Notes will be convertible only upon certain circumstances and during certain periods as described in the Prospectus Supplement. Prior to August  15, 2025, holders may convert any of their Convertible Notes into shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the applicable conversion rate at any time prior to the close of business on the second scheduled trading day prior to the Maturity Date, unless the Convertible Notes have been previously purchased or redeemed by the Company.

The initial conversion rate of the Convertible Notes is 83.4028 shares of Common Stock per $1,000 principal amount of Convertible Notes, which is equivalent to an initial conversion price of approximately $11.99 per share of Common Stock. The conversion rate is subject to adjustment in certain circumstances.

Prior to February 20, 2024, the Company may not redeem the Convertible Notes. The Company may redeem for cash all or a portion of the Convertible Notes, at its option, on or after February 20, 2024 if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides a notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. The redemption price will be equal to 100% of the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Upon the occurrence of a fundamental change (as defined in the Indenture) involving the Company, holders of the Convertible Notes may require the Company to repurchase all or a portion of their Convertible Notes for cash at a price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest to, but excluding, the fundamental change purchase date.

If an event of default (as defined in the Indenture) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Convertible Notes then outstanding by notice to the Company and the Trustee, may declare 100% of the principal of and accrued and unpaid interest on all the Convertible Notes to be due and payable. In the case of an event of default arising out of certain bankruptcy or insolvency events (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Convertible Notes will automatically become due and payable.

Capped Call Transactions

On January 7, 2021, in connection with the pricing of the Convertible Notes, and on January 8, 2021, in connection with the full exercise by the Underwriters of their option to purchase additional Convertible Notes pursuant to the Underwriting Agreement, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the underwriters or their respective affiliates and another financial institution (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to anti-dilution adjustments substantially similar to those applicable to the Convertible Notes, the number of shares of Common Stock underlying the Convertible Notes. The Capped Call Transactions are generally expected to reduce the potential dilution to holders of shares of Common Stock upon conversion of the Convertible Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Convertible Notes upon conversion thereof, with such reduction and/or offset subject to a cap.

The cap price of the Capped Call Transactions was initially approximately $15.26, which represents a premium of 75.0% over the last reported sale price of the Common Stock on the New York Stock Exchange on January 7, 2021, and is subject to certain adjustments under the terms of the Capped Call transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Convertible Notes and will not change any holder’s rights under the Convertible Notes. Holders of the Convertible Notes will not have any rights with respect to the Capped Call Transactions.

The Company used approximately $21.1 million of the net proceeds from the offering of the Convertible Notes to pay the cost of the Capped Call Transactions.

The foregoing descriptions of the material terms of the Base Indenture, the Supplemental Indenture, the Convertible Notes and the Capped Call Transactions do not purport to be complete and are qualified in their entirety by reference to the Base Indenture, the Supplemental Indenture, the form of the Convertible Notes and the form of the confirmation for the Capped Call Transactions, copies of which are filed as Exhibits 4.1, 4.2, 4.3 and 99.4, respectively, and are hereby incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of January 7, 2021, by and among the Company and the Operating Partnership and BofA Securities, Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters listed on Schedule I attached thereto.
4.1	Indenture, dated January 12, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.2	First Supplemental Indenture, dated January 12, 2021, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
4.3	Form of 1.50% Convertible Senior Notes Due 2026 of the Company (attached as Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2).
5.1(a)	Opinion of Venable LLP regarding the legality of the Convertible Notes.
5.1(b)	Opinion of Hunton Andrews Kurth LLP regarding the legality of the Convertible Notes.
23.1	Consent of Venable LLP (included in Exhibit 5.1(a)).
23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1(b)).
99.1	Press release, issued January 6, 2021, regarding the launch of the Notes offering.
99.2	Press release, issued January 8, 2021, regarding the pricing of the Notes offering.
99.3	Press release, issued January 12, 2021, regarding the closing of the Notes offering.
99.4	Form of Capped Call Transaction Confirmation.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Executive Vice President, General Counsel
Date: January 12, 2021		Chief Risk Officer and Secretary